IMPORTANT NOTICE
                                           PLEASE TAKE A MOMENT OF YOUR TIME AND
                                                        CAST YOUR VOTE

                                                                  April 18, 2005

                                 GAM FUNDS, INC.
                                 GAM EUROPE FUND
                             GAM PACIFIC BASIN FUND


Dear Shareholder:

We have been trying to reach you regarding the Special Meeting of Shareholders of your GAM Fund. As you may already know from previous correspondence, the Special Meeting has been adjourned to give those shareholders who did not yet cast their vote additional time to do so. THE ADJOURNED SPECIAL MEETING, SCHEDULED FOR APRIL 21st, IS NOW ONLY A FEW DAYS AWAY.

We are sending this notice out to all shareholders who still have not voted. We ask you to PLEASE TAKE A MOMENT NOW TO VOTE YOUR SHARES. The details of the proposals can be found in the proxy materials that were previously mailed to you. However, if you have questions regarding the Special Meeting or the proposals set forth in the proxy statement, please call 1-800-317-7957 AND ASK FOR EXTENSION 12. Another copy of your ballot(s) has been enclosed with this letter for your convenience.

Please vote your shares today. Your participation will assist your Fund in holding this Special Meeting and could help to reduce the expenses involved with additional solicitation.

For your convenience, please utilize one of the easy methods below to register your vote:

BY TOUCH-TONE PHONE:
Simply dial the toll-free number found on the enclosed proxy card.

BY INTERNET:
Cast your vote by logging onto the address found on the enclosed proxy card and following the instructions on the website.

BY MAIL:
You may also cast your vote by mail by signing, dating and mailing the enclosed proxy card in the priority envelope provided. If convenient for you, please utilize one of the first two options above to ensure that your response is received in time for the Special Meeting on April 21st.

EVERY VOTE COUNTS!

A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. YOUR VOTE WILL ENABLE YOUR FUND TO HOLD THE SPECIAL MEETING AS SCHEDULED AND AVOID THE COST OF ADDITIONAL SOLICITATIONS. WE URGE YOU TO VOTE YOUR PROXY NOW.

Please see the proxy statement previously mailed to you for a description of the proposals. If you have any questions regarding this information or to vote your shares over the phone, PLEASE CALL TOLL-FREE 1-800-314-9816 AND ASK FOR EXTENSION 12. Representatives are available Monday through Friday from 9:00 a.m. to 10:00 p.m. Eastern Time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS FOR REASONS SET FORTH IN THE PROXY STATEMENT.


          DON'T HESITATE. PLEASE VOTE TODAY! Thank you for your help.